[Confidential treatment is being sought for certain portions of this Exhibit, as indicated by a "[*]" symbol and footnoted as "omitted pursuant to Rule 406." Such omitted portions have been filed with the Securities and Exchange Commission.]

                                                                   Exhibit 10.31

                        PROLONG SUPER LUBRICANTS, INC.

                       SERVICE AND ENDORSEMENT CONTRACT
                       --------------------------------


     This Agreement is made this 11th day of January, 2000, by and between Prolong Super Lubricants, Inc., a Nevada corporation ("Prolong"), and Smokey Yunick, an individual ("Yunick"). Prolong and Yunick are hereinafter at times referred to individually as the "Party" and collectively as the "Parties."

                                 RECITALS
                                 --------

     A) Prolong is in the business of manufacturing and marketing hydrocarbon based lubricant and car care appearance products (the "Products"). The defined term "Products" shall include all enhancements, improvements, modifications and changes to the existing Products;

     B) Yunick has obtained substantial public recognition in the automotive racing business and is often times referred to as the "world's greatest mechanic."

     C) Prolong believes it would be in its best interest and Yunick believes it would be in his best interest for Prolong to engage Yunick and to use Yunick's likeness, name, photograph, voice, signature, initials and endorsements (the "Promotional Materials") in marketing the Products.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the terms and conditions hereinafter set forth, the Parties hereby agree as follows:

                                 AGREEMENT
                                 ---------

     1.  Services.
         --------

         1.1  Use of Promotional Materials.  Yunick hereby grants to Prolong
              ----------------------------
the exclusive right and license throughout the world to use his likeness, name, photograph, voice, signature, initials and endorsements in the promotion and sale of the Products during the term of this Agreement. The Promotional Materials may be used by Prolong in any advertising now existing or hereafter used in any and all media forms during the term, and only during the term of this agreement. The Promotional Materials shall be used to promote the sale of the Products. The exclusivity of Section 1.1 shall be with respect to Products only. Yunick shall be free to grant rights throughout the world to use his likeness, name, photographs, voice, signature, initials and endorsements in the promotion and sale of other products so long as such other products are not competitive products as hereinafter defined in Section 9.

          1.2  Personal Services.   Yunick agrees to be available for not less
               -----------------
than fifty (50) days during each twelve (12) month period that this Agreement is in effect ("Service Day" or "Service Days"). Any portion of any day used for travel to or from an appearance shall be considered a Service Day. Any portion of any day used for an appearance shall be considered a Service Day. The services to be provided by Yunick shall consist of participation in any media or promotional events, selling, taping or any other activity reasonably related to the marketing and promotion of the Products. Yunick agrees to act as a goodwill ambassador for Prolong and the Products and to take advantage of opportunities to talk about and promote Prolong and the Products during the course of his day-to-day activities. Yunick will be given a Prolong Super Lubricants, Inc. credit card to be used to pay for previously "out of pocket" expenses incurred by Yunick in the course of Promoting Prolong on a day to day basis. As part of said promotional activities Yunick agrees to wear Prolong's apparel, including shirts and jackets, but not hats, when such apparel would be reasonably appropriate based on the nature of the event when Yunick is in attendance at race car events. The duties set forth in this Section 1.2 shall hereinafter be referred to as the "Services." Yunick compensation for Services in accordance with the terms and conditions set forth in Section 7. In event of travel delays, Yunick will be compensated as if the delay time was normal travel time.

     2.  Availability.   The dates and times when Yunick shall be personally
         ------------
available to provide the services on behalf of Prolong shall be determined by mutual agreement between the Parties. Prolong shall make every effort to notify Yunick no less than thirty (30) days in advance of any personal appearances and Yunick shall not have the right to refuse said appearances so long as they do not conflict with any items on his personal schedule. Yunick shall use his best efforts to honor any request by Prolong to make an appearance. Prolong acknowledges that Yunick also has commitments to American Racing Products and may have other commitments that he is required to honor, therefore, Prolong will use its best efforts to cooperate with Yunick in allowing him to comply with said commitments so long as said commitments do not interfere with the ability of Yunick to be reasonably available to provide the Services.

     3.  Approval by Yunick.   All printed promotional materials, printed
         ------------------
advertising, press releases and any other communicative materials utilizing Yunick's photographic image, name, signature, endorsement or initials shall not be derogatory to the image of Yunick as reasonably determined by Yunick, Yunick's authorized agent, prior to release, publishing, broadcasting or other dissemination. Prolong agrees to provide Yunick copies of all such materials for approval no later than five (5) days before any such release or dissemination. Yunick agrees to respond promptly to every such request for approval, but in any case shall respond no later than five (5) days after receipt of such request for approval. If no response is received by Prolong within such five-day period, such non-response shall be deemed to constitute approval. Any approval to be provided by Yunick shall not be unreasonably withheld.

     4.  Professional Conduct.  Yunick hereby agrees to provide the Services
         --------------------
pursuant to this Agreement in a professional manner that will reflect favorably on Prolong and others associated with Prolong, and on the Products. Yunick agrees to use his best efforts to promote Prolong and the Products during the term of this Agreement and will take every reasonable opportunity during the term of this Agreement when and where reasonably appropriate to promote Prolong and the

Products. Yunick agrees to conduct himself with due regard to public conventions and morals and further agrees not to do or commit any act or thing that would reasonably tend to derogate or detract from the goodwill of Prolong or the Products.

     5.  Use of Promotional Materials.   Use of the Promotional Materials shall
         ----------------------------
be subject to approval by Yunick as set forth in Section 3 above. The Promotional Materials shall not be used in any way that would diminish the goodwill associated therewith or in any way damage the image or reputation of Yunick.

     Prolong shall have the right at no fee or compensation to Yunick or others, to use the names "Smokey Yunick" and the names, trademarks, photographs of and likeness of Yunick, and his race car(s) in Prolong's advertising (including print, point of purchase, radio and television) and promotional material during the term of this Agreement with the prior approval of Yunick, which consent will not be unreasonably withheld. Prolong may promote its sponsorship in any manner it deems proper, subject to the prior approval of Yunick.

     It is understood between the parties that Prolong is utilizing the image and likeness of Yunick on it's product packaging, in printed ads, on brochures and flyers, in television commercials and in various other marketing media which is in wide circulation in the marketplace. Upon expiration of this Agreement Prolong shall be allowed to work off its remaining inventory of printed materials, whether on packaging or otherwise, but in any event not to exceed six
(6) months after expiration of this agreement. Yunick shall be compensated $[*] Dollars ($[*]) per month for the use of his image and likeness.

     During the term of this Agreement, and without payment or consideration other than the fee and as provided in Paragraph 7.1, Yunick consents to the non-exclusive use (including but not limited to reproduction, display, broadcasting, televising, publication and distribution) in any media of Yunick's name, biographical information, photograph and any other likeness including caricatures, either in whole or in part and in any form, style, size and color selected by Prolong and approved by Yunick (which approval shall not be unreasonably withheld). Yunick agrees that his name, biographical information, and photograph or likeness and the name and photograph or likeness of the his race car(s) may be used for the aforesaid purposes alone or in conjunction with each other and/or with sketches, cartoons, captions, films, artwork, textual matter or other photographs. Any print or electronic advertisement involving Yunick shall be subject to the prior approval of Yunick, which shall not be unreasonably withheld.

     6.  Term.   The Promotional Materials shall be available to Prolong and the
         ----
Services shall be provided to Prolong for a period of twenty four (24) months, beginning on February 1, 2000 and ending on January 31, 2002. Prolong may not cancel this contract. Yunick give Prolong authority to insure him any way they see fit.

     7.  Compensation.
         ------------

          7.1  Compensation Amount.   Prolong shall compensate Yunick for the
               -------------------
right to use the Promotional Materials and the Services by paying him the following compensation as set forth opposite each period set forth below (the "consideration"):

          7.2  Payment Dates.
               --------------
               2/1/00               $[*]
               8/1/00               $[*]
               2/1/01               $[*]
               8/1/01               $[*]
               Total Amount         $[*] Period:  2/1/00 - 1/31/02


          7.3  Additional Personal Appearance Fees.  In the event that Yunick
               -----------------------------------
and Prolong each agree to Service Days in excess of fifty (50) Service Days per twelve (12) month period, Yunick shall be compensated for the additional days at the rate of [*] Dollars ($[*]) per day. If services include radio or television advertising or promotions that will be telecast, Yunick shall be entitled to additional Consideration which shall be agreed upon by the Parties prior to performance of the Services related thereto.

     8.   Expenses. Prolong shall pay Yunick for airfare and hotel expenses
          --------
associated with his performance of the Services plus a $[*] Dollar ($[*]) per diem allowance (the "Per Diem Allowance") for food and expenses. Yunick may elect to have his wife travel with him and Prolong shall pay for her airfare and the reasonable additional hotel expenses associated with said travel.

          In exchange for her assistance to Yunick in fulfilling his obligations to Prolong during appearances, Prolong shall pay Yunick an additional $[*] Dollars ($[*]) per appearance day as compensation Mrs. Yunick's assistance.

     9.   Noncompetition by Yunick. Yunick agrees that he will not endorse any
          ------------------------
competitive products during the Term of this Agreement. The competitive products shall include engine treatments, transmission treatments, fuel conditioners, penetrant sprays, precision oils, greases, dry car wash and car wax.

     10.  Confidentiality. In the course of working with Prolong in providing
          ---------------
the Services as set forth in this Agreement, Yunick may have access to certain confidential information and materials which may be disclosed verbally or in writing to Yunick concerning Prolong and/or the Products ("Confidential Information"). Yunick hereby agrees not to utilize or disclose any Confidential Information except as required in carrying out the Services and shall take reasonable steps to protect any public disclosure of the Confidential Information. Yunick shall, during the Term of this Agreement, hold in confidence and not disclose to any person or entity without the express prior written authorization of Prolong, names or addresses of any of Prolong's customers, Prolong's past or prospective dealings with its customers; the parties, dates or terms, if any, of Prolong's contracts; any information, trade secrets, systems, processes or business methods, or any other secret confidential matters relating to the customers or business affairs of Prolong or any companies affiliated with Prolong. All written material or other property, tangible or intangible, provided to Yunick, or developed in conjunction with Yunick, that contain proprietary rights and materials, including copyrights therein, arising out of or resulting from the performance of this Agreement shall belong to Prolong and shall not be disseminated or used in any way by Yunick except as expressly set forth herein. Upon termination of this Agreement, all said materials shall be returned by Yunick to Prolong. Such information and materials shall not include any general marketing information or other materials or information that is generally known by or has been disseminated to the public.

     Prolong's rights and interests (including all rights of copyright print) in and to the Promotional Materials and the results and proceeds of the Services hereunder are at times referred to hereinafter as the "Proceeds". The Proceeds are a "work made for hire" for Prolong to be used by Prolong in its promotional and marketing materials, commercials and ads in any form of marketing media and, therefore, are "specially ordered and commissioned" for use as a part of the marketing activities and promotional works of Prolong.

     11.  Independent Contractor Status.   Yunick hereby declares that Yunick is
          -----------------------------
engaged in an independent business and Yunick will perform the Services as an independent contractor and not as agent, employee or servant of Prolong. In no event shall Yunick be allowed to engage any other individual to carry out the duties of Yunick pursuant to this Agreement. Yunick shall be responsible for the payment of any state or federal withholding tax, social security tax or other payroll tax, and worker's compensation insurance related to the performance of the Services.

     12.   Indemnification. Prolong agrees for itself and its successors and
           ---------------
assignors to defend, hold harmless and indemnify Yunick , his officers, agents, employees and their successors and assigns, and anyone acting on his behalf, from and against any and all losses, costs and damages, expenses or claims (including attorney's fees), whether such claims are groundless or to, arising out of any claim, including but not limited to claims of personal injury, death or damage to property, whether real or personal, or false advertising or misrepresentation, unless such claims arises from Yunick's misconduct or negligence. The intent of this indemnification Section is to cause Prolong to indemnify and hold harmless Yunick from any and all third-party claims of any nature arising out of, or related to this Agreement or performance hereunder, unless such claims arise from the breach of this Agreement by Yunick or the misconduct or negligence of Yunick.

     13.  Termination.  At any time that Prolong is in breach of the
          -----------
compensation terms of this Agreement, Prolong shall have thirty (30) days to cure such breach after written notice from Yunick. In the event of failure to cure within the time limits provided hereunder, in addition to such other remedies to which Yunick may be entitled, Yunick shall have the right to halt use of the Promotional Materials by Prolong and cease providing the Services thereafter, in which event Prolong agrees it shall cease using in any way the Promotional Materials as defined in Section 1.1 and agrees to recall all outstanding Promotional Materials.

     (14) General Provisions.
          ------------------

          (a) Notices.  All notices pertaining to this Agreement shall be in
              -------
writing and shall be transmitted either by facsimile, overnight mail, personal hand delivery or through the facilities of the United States Post Office, certified or registered mail, return receipt requested. The addresses set forth below for the respective Parties shall be the places where notices shall be sent, unless written notice of a change of address is given.

          Prolong Super Lubricants, Inc.     Smokey Yunick
          6 Thomas                           c/o Henry Yunick Revocable Trust
          Irvine, CA  92618                  957 N. Beach Street
                                             Daytona Beach, FL 32117

          Any such notices shall be deemed to be given as of the date so delivered.

          (b)  Attorneys' Fees.  In the event that any legal, declaratory, self
               ---------------
help, or equitable action or arbitration or any other action not considered to be a legal or equitable action is commenced between the Parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing Party shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for their attorney's fees and any other costs and expenses relating thereto.

          (c)  Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be controlled by and construed under the laws of the State of Florida. In the event of any litigation arising out of any dispute in connection with this Agreement, the Parties hereby consent to the jurisdiction of the Florida courts with venue in Volusia County which is the agreed upon location where the Parties entered into this Agreement.

          (d)  Binding Effect.  Each and every covenant, term, provision and
               --------------
agreement herein contained shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, assigns and legal representatives and shall survive the termination of this Agreement where appropriate to carry out the terms thereof.

          (e)  Amendments, Modifications and Waivers.  No amendment or
               -------------------------------------
modification of this Agreement or any exhibit or schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. No waiver shall be binding unless executed in writing by the party making the waiver.

          (f)  Assignment.  The interest of Yunick in this Agreement is personal
               ----------
and shall not be assigned, transferred, shared or divided in any manner by Yunick.

          (g)  Severability.  Every provision of this Agreement is intended to
               ------------
be severable. If any terms or provisions hereof are illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

          (h)  Parties in Interest.  Nothing in this Agreement shall confer any
               -------------------
rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

          (i)  Entire Agreement.  This Agreement contains the entire Agreement
               ----------------
between the Parties hereto, and supersedes any prior written or oral agreement between the Parties concerning the subject matter contained here. There are no representations, agreements, arrangements or understandings, oral or written between the Parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

          (j) Yunick will be paid in full and contract terminated if Prolong is sold or changes hands.

          (k) Mr. and Mrs. Yunick will be provided Nascar hard cards by Prolong.

          (l) Yunick to receive [*] Dollars ($[*]) per month for telephone expenses.

          (m) Yunick to receive [*] Dollars ($[*]) per month for uniform expenses.


     This Agreement is adopted and made effective as of the date first set forth above as evidenced by the signatures of the Parties hereto.


PROLONG SUPER LUBRICANTS, INC.


By: /s/ Elton Alderman                /s/ Smokey Yunick
    ------------------------          ---------------------------
    President                         Smokey Yunick